Exhibit 10.01

EDUARDO AVELLA CONCHA

NOTARY PUBLIC

0153 Orrego Luco - Tel 2 62 00 411

rstone@notaria-avello.cl

Providencia

RSR	REPERTOIRE Nº 2129-2013

Ot. 481380

PURCHASE OPTION CONTRACT

OF

KEILA 1 and 2 MINING PROPERTY

JUAN NELSON FLORES CARVAJAL

TO

SANTA TERESA MINERALS S.A.

***********************

In Santiago, Chile, on the twenty fifth of January, two thousand and three, before me MARGARITA MORENO ZAMORANO, Lawyer, Substitute Notary Public of the Title Holder of the Twenty Seventh Notary of Santiago, of Mr. Eduardo Avello Concha, as per Decree number twenty eight dash two thousand and thirteen of the President of the Illustrious Santiago Court of Appeals, which was notarized on January eighteenth of this year, with Repertoire number one thousand six hundred and five notarized four hundred and twenty two, with address at zero one hundred and fifty three Orrego Luco Street, Providencia, appear: on one side as seller Mr. Juan Nelson Flores Carvajal, Chilean, single, miner, national identification number nine million five hundred and ninety nine thousand five hundred and seventy seven dash two, with registered address at four hundred and fifty two Los Sauces Street, Nueva Esperanza Neighborhood, Illapel, Fourth Region of Coquimbo, passing through this, from here on after "the bidder" and by the other, the company Santa Teresa Minerals S.A., public limited company, identification number seventy six million twenty six thousand seven hundred and eighty five dash six, represented by Mr. Juan Carlos  Camus  Villegas, Chilean, married, engineer, national identification number four million, eight hundred and eighty nine thousand three hundred and thirty six dash eight, both with registered address at five hundred and thirty Bascuñan Guerrero St, Santiago, from here on after the beneficiary, adults, who accredit their identifies with the aforementioned identification cards and express that they have agreed on the following mining option contract:

1

EDUARDO AVELLA CONCHA

NOTARY PUBLIC

0153 Orrego Luco - Tel 2 62 00 411

rstone@notaria-avello.cl

Providencia

FIRST: Mr. Juan Nelson Flores Carvajal is the owner of the following mining properties located in the Fourth Region of Coquimbo, District of Canela, Las Palmas Sector, named: One) Keyla One, one to twenty: National identification number four thousand three hundred and four million four hundred thousand nine hundred and fifty six - five, of a surface area of ninety four hectares whose act of measurement and constitutive sentence are found registered in folios one hundred and fifty six reverse number forty nine of the Mining Property Registry of the Los Vilos Mining Registrar corresponding to two thousand and eleven. The manifestation is registered in folios seven hundred and forty two number eight hundred and twenty one of the Discoveries Registry of the Los Vilos Mining Registrar of the year two thousand and nine. Two) KEYLA Two, one to thirty four: Identification number four hundred and thirty million four hundred thousand nine hundred and fifty seven - three, of a surface area of sixty four hectares, whose act of measurement and constitutive sentence is found registered in folios one hundred and sixty two number fifty of the Mining Property Registry of the Los Vilos Mining Registrar corresponding to the year two thousand and eleven. The manifestation is registered in the folios seven hundred and forty three number eight hundred and twenty two of the Discoveries Registry of the Los Vilos Mining Registrar corresponding to the year two thousand and nine.

SECOND: Through this instrument Mr. Juan Nelson Flores Carvajal comes to sign a mining option contract, which will be governed by the regulations of article one hundred and sixty nine of the Mining Code and by this contract, in favor of Santa Teresa Minerals S.A., on whose behalf Mr. Juan Carlos Camus Villegas accepts, in respect to eighty percent of the ownership rights of the mining property individualized in the preceding first clause.

2

EDUARDO AVELLA CONCHA

NOTARY PUBLIC

0153 Orrego Luco - Tel 2 62 00 411

rstone@notaria-avello.cl

Providencia

THIRD: The price of the option contract is the sum of Two million North American Dollars, payable in pesos, legal Chilean tender, following the value that the North American currency has upon the expiration date of each installment, taking as the value for these purposes that which the observed dollar has on the day before the payment date, which is paid in the following manner: One) ten thousand six hundred and five US Dollars, equivalent to the sum of five million pesos payable on the eleventh of January, two thousand and thirteen. Two) fifty seven thousand two hundred and seventy US Dollars equivalent to twenty seven million pesos according to the conventional valuation that the parties make in this act on January twenty fourth, two thousand and thirteen. Three) fifty thousand dollars, three months following the date of this contract. Four) fifty thousand dollars, six months following the date of registering this contract. Five) one hundred thousand dollars, nine months following the signing of this contract. Six) two hundred and fifty thousand dollars, twelve months following the date of signing of this contract. Seven) two hundred and fifty thousand dollars, fifteen months after the signing of this contract. Eight) two hundred and fifty thousand dollars eighteen months after the signing of the present contract. Nine) two hundred and fifty thousand dollars, twenty one months after the signing of this contract. Ten) two hundred and fifty thousand dollars, twenty four months after the signing of this contract. Eleven) two hundred and fifty thousand dollars, twenty seven months after the signing of this contract. Twelve) At thirty months after the signing of this contract, the balance that is missing to complete the sum of two million dollars. It is stated, for the record, that the buyer may be late for up to a period of fifteen days in the payment of any of the aforementioned installments, due to bank problems caused by the currency transfer from abroad.

FOURTH: The beneficiary will have a period of one year, starting from this date, to exercise the purchase option referred to in the second clause of this document, being enough to register a public deed at the latest by January twenty fifth, two thousand fourteen, in this notary, or in that which succeeds or replaces it, in which they manifest their intention to exercise the option and acquire the property. At the same time, having to be within thirty days from the registering of said deed, sending an authorized copy of this to the bidder through certified letter directed to their registered address.

3

FIFTH: In the case that the beneficiary does not exercise the option within the agreed upon period, they will lose, to the benefit of the bidder, the amounts that have been paid pursuant this contract, without right to restitution. In any way, the beneficiary may desist at any time of this contract losing in favor of the bidder all the sums paid.

SIXTH: Pursuant that stipulated in article one hundred and seventy three of the Mining Code, and as a consequence of having exercised the right, a legal mining company will be formed, in which eighty shares correspond to the buyer and twenty shares to the seller.

SEVENTH: The twenty shares which the bidder will keep in their power will have the character of freed.

EIGHTH: The rights will be transferred free of mortgages, taxes, prohibitions, embargos and law suits, the bidder responding for the payment in conformity with the Law.

NINTH: The bidder declares that they pay tax based on the presumed income in respect to the mining property referred to in this contract.

TENTH: In order to guarantee the fulfillment of this contract, and until the option is exercised, the bidder constitutes, in favor of the beneficiary, who accepts, a first degree mortgage and prohibition to mortgage and transfer the mining property referred to in this contract. In the event that the beneficiary does not register the deed in which they make use of their right to option in the agreed upon period, this contract will automatically expire and the mortgages and prohibitions constituted in this contract will be automatically lifted, being enough for this, that the bidder presents the Los Vilos mining registrar, a certificate issued by the Notary in which is state that the aforementioned deed has not been registered in the period.

ELEVENTH: Once the beneficiary registers the deed in which they make use of the right of the option, and in order to guarantee the payment of the balance of the purchase/sale price, the buyer will establish in the favor of the seller, who accepts, a security over the eighty shares which correspond to them in each mining company which is constituted in this act. In the case of transferring these shares, this security will continue to be valid until the last installment of the purchase/sale price has been paid.

4

EDUARDO AVELLA CONCHA

NOTARY PUBLIC

0153 Orrego Luco - Tel 2 62 00 411

rstone@notaria-avello.cl

Providencia

TWELFTH: The bidder will have, in their favor, a royalty equivalent to two percent of the amount of the profits which the Legal Mining Company generates, in line with the balance which must be made up to December thirty first of each year, which will be made effective once the buyer has paid the last installment of the purchase /sale price stipulated in the third clause of this contract.

THIRTEENTH: Once the purchase option is exercised, and in conformity with that written in article one hundred and eighty five of the Mining Code, Mr. Juan Nelson Flores Carvajal and Mr. Juan Carlos Camus Villegas, in the representation invested in them, as title holders of one hundred percent of the shares of the Legal Mining Companies Keyla One one to twenty and Keyla Two one to thirty four, become a Board and appoint as administrator of the aforementioned Legal Mining Companies, Mr. Juan Carlos Camus Villegas who will have each and every one of the faculties established in articles one hundred and ninety one, one hundred and ninety two and one hundred and ninety three of the Mining Code.

FOURTEENTH: Once exercised the purchase option, the non-payment of any one of the installments in the period, will make the total amount of the debt pending and of the expired period payable.

FIFTEENTH: In the case of exploiting the mining property to which this document refers to, the profits which are generated by said exploitation will be divided into eighty percent for the beneficiary Santa Teresa Minerals S.A. and twenty percent for the bidder Mr. Juan Nelson Flores Carvajal.

SIXTEENTH: The appearing parties confer special power of attorney to the lawyer Luis Fernando Ureta Alamos, identification card number three million six hundred and forty one thousand eight hundred and twenty one dash four so that, acting in their representation, he subscribes minutes or public deeds in complement or rectification of this contract and that has the sole objective of the registering of this contract in the respective registrar's registries.

5

EDUARDO AVELLA CONCHA

NOTARY PUBLIC

0153 Orrego Luco - Tel 2 62 00 411

rstone@notaria-avello.cl

Providencia

SEVENTEENTH: The beneficiary will be authorized to invest or transfer the rights that emanate pursuant this contract.

EIGHTEENTH: The carrier of an authorized copy of this contract is entitled to require, in the respective mining registrar, the annotations and inscriptions that proceed.

NINETEENTH: For all legal effects of this contract, the Parties submit to the jurisdiction of the justice courts of the city of Santiago. The carrier of an authorized copy of this contract is entitled to require in the corresponding mine registrar, the annotation and inscriptions that proceed.

LEGAL REPRESENTATIVES: The legal representative of Mr. Juan Carlos Camus Villegas on behalf of Santa Teresa Minerals S.A., is stated in the Act of the First Session of the Board of Directors reduced to public deed on July second, two thousand and eight, endorsed in the notary of Mr. Alberto Mozo Aguilar.- Deed based on the minutes of the lawyer, Mr. Fernando Ureta Alamos. In confirmation and subject to reading they sign. Copy is given. I CERTIFY.

6